UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective August 31, 2012, David L. Martin, President and Chief Executive Officer for Cardiovascular Systems, Inc. (the “Company”) adopted a pre-arranged trading plan (the “Trading Plan”) to sell shares of the Company’s common stock. The Trading Plan was designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of a registrant’s securities under specified conditions and at specified times.

Mr. Martin’s Trading Plan replaces a prior plan entered into by Mr. Martin and provides that Mr. Martin will sell shares held by him personally and shares that may be acquired upon exercise of certain vested options to purchase Company common stock over approximately two years, with sale periods as follows:

•	October 1, 2012 to December 31, 2012 for sales of common stock that may be acquired upon the exercise of vested stock options;

•	August 14, 2013 to September 14, 2013 for certain sales to cover required withholding taxes and transaction costs associated with the vesting of restricted stock;

•	August 14, 2013 to October 1, 2014 for sales of shares directly held as a result of the vesting of restricted stock granted on August 13, 2012; and

•	October 1, 2012 to October 1, 2014 for sales of shares directly held as a result of purchases under the Company’s Employee Stock Purchase Plan and the prior vesting of certain other restricted stock.

The Trading Plan allows for the sale of (i) an indeterminate number of shares of common stock to cover the required withholding taxes and transaction costs associated with the vesting of restricted stock held by Mr. Martin; (ii) 119,135 shares directly held as a result of the previous vesting of restricted stock awards and purchases from the Company’s Employee Stock Purchase Plan; and (iii) shares received upon exercise of 735,000 vested stock options. All shares will be sold under the Trading Plan in the open market at prevailing market prices, subject to certain limit price restrictions. Mr. Martin will have no control over the actual timing of the stock sales under the Trading Plan. Sales pursuant to the Trading Plan are expected to begin as early as October 1, 2012 and will terminate no later than October 1, 2014, unless terminated sooner in accordance with the Trading Plan’s terms.

All stock sales under the Trading Plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.

The Company does not undertake to report other Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2012

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer